As filed with the Securities and Exchange Commission on November 17, 1995
                                                Registration No. 33-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         CARRINGTON LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)



             TEXAS                                       75-1435663
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

        2001 WALNUT HILL LANE
            IRVING, TEXAS                                  75038
(Address of Principal Executive Offices)                 (Zip Code)

                            -----------------------

              CARRINGTON LABORATORIES, INC. 1995 STOCK OPTION PLAN
                            (Full title of the plan)

                            -----------------------


          CHRISTOPHER S. RECORD, ESQ.                   Copy to:
     Vice President, Business Development        PAUL M. JOHNSTON, ESQ.
            and Strategic Planning                 Thompson & Knight,
         Carrington Laboratories, Inc.         A Professional Corporation
             2001 Walnut Hill Lane           1700 Pacific Avenue, Suite 3300
             Irving, Texas  75038                 Dallas, Texas  75201
    (Name and address of agent for service)          (214) 969-1358

              (214) 518-1300
         (Telephone number, including
       area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

==========================================================================================
   TITLE OF        AMOUNT      PROPOSED MAXIMUM         PROPOSED
 SECURITIES TO     TO BE        OFFERING PRICE      MAXIMUM AGGREGATE        AMOUNT OF
 BE REGISTERED   REGISTERED      PER SHARE (1)      OFFERING PRICE (1)    REGISTRATION FEE
------------------------------------------------------------------------------------------
Common Stock,    1,500,000
$.01 par value   shares (2)(3)      $19.125            $28,687,500           $5,737.50
  per share
==========================================================================================


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices of the Common Stock on the NASDAQ Stock Market on November 14, 1995, as reported in the November 15, 1995 edition of The Wall Street Journal.

(2) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(3) Includes an indeterminate number of preferred share purchase rights issuable pursuant to the registrant's preferred share purchase rights plan, which rights will be transferable only with shares of Common Stock registered hereunder and issued pursuant to the registrant's 1995 Stock Option Plan.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Item 1.   Plan Information.*
               ----------------

     Item 2.   Registrant Information and Employee Plan Annual Information.*
               -----------------------------------------------------------

          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference.
               ---------------------------------------

          The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
     Statement:

          (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1994, containing the consolidated financial statements of the Registrant and its subsidiaries and certain supplementary data for the fiscal year ended November 30, 1994, together with the report thereon of Arthur Andersen LLP, independent public accountants.

          (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

          (3) The Registrant's Current Report on Form 8-K dated February 21, 1995 (Date of Event: February 9, 1995).

          (4) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since November 30, 1994.

          (5) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

          (6) The description of the Registrant's Preferred Share Purchase Rights (which rights are transferable only with related shares of Common Stock) contained in the Registrant's Registration Statement on Form 8-A filed on October 16, 1991, including any amendment or report filed for the purpose of updating such description.

               In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Item 4.   Description of Securities.
               -------------------------

          Not Applicable.

     Item 5.   Interest of Named Experts and Counsel.
               -------------------------------------

          Not Applicable.

     Item 6.   Indemnification of Directors and Officers.
               -----------------------------------------

          The Registrant is a Texas corporation. Under Article 2.02-1 of the Texas Business Corporation Act, the Registrant has the power to indemnify its directors and officers, subject to certain limitations.

          Reference is made to Article Nine of the Bylaws of the Registrant, which provides for indemnification of directors and officers of the Registrant under certain circumstances.

          Pursuant to Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, the Restated Articles of Incorporation of the Registrant limit the personal liability of the directors of the Registrant to the Registrant or its shareholders for monetary damages for breach of fiduciary duty under certain circumstances.

          The Registrant maintains a directors' and officers' liability insurance policy insuring its directors and officers against certain liabilities and expenses incurred by them in their capacities as such and insuring the Registrant, under certain circumstances, in the event that indemnification payments are made by the Registrant to such directors and officers.

          The foregoing summaries are necessarily subject to the complete text of the statute, bylaws, articles of incorporation and insurance policy referred to above and are qualified in their entirety by reference thereto.

     Item 7.   Exemption from Registration Claimed.
               -----------------------------------

          Not Applicable.

     Item 8.   Exhibits.
               --------

          The following documents are filed as exhibits to this Registration
     Statement:

               4.1   Carrington Laboratories, Inc. 1995 Stock Option Plan.

               4.2   Form of Nonqualified Stock Option Agreement for employees.

               4.3 Form of Nonqualified Stock Option Agreement for nonemployee directors.

               5.1 Opinion of Thompson & Knight, P.C., regarding 1,500,000 shares of Common Stock.

               23.1 Consent of independent public accountants to incorporation of report by reference.

               23.2 Consent of counsel (included in the opinion of Thompson & Knight, P.C., filed herewith as Exhibit 5.1).

               24.1 Power of Attorney (included on the signature page of this Registration Statement).


     Item 9.   Undertakings.
               ------------

          (a)  The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement; and

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on November 17, 1995.

                                      CARRINGTON LABORATORIES, INC.


                                      By:  /s/ Carlton E. Turner
                                         ---------------------------------------
                                         Carlton E. Turner, President and Chief
                                         Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned persons hereby constitute and appoint Carlton E. Turner and Christopher S. Record, or either of them, as our true and lawful attorneys-in-fact with full power to execute in our names and on our behalf, in the capacities indicated below, any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

Signature                          Capacity in Which Signed                Date
--------------------------  ---------------------------------------  -----------------
/s/ Carlton E. Turner       President, Chief Executive Officer and   November 17, 1995
--------------------------  Director (principal executive officer)
Carlton E. Turner, Ph.D.

/s/ Sheri Pantermuehl       Chief Financial Officer (principal       November 17, 1995
--------------------------  financial and accounting officer)
Sheri Pantermuehl

/s/ R. Dale Bowerman        Director                                 November 17, 1995
--------------------------
R. Dale Bowerman

/s/ George DeMott           Director                                 November 17, 1995
--------------------------
George DeMott

/s/ Robert A. Fildes        Director                                 November 17, 1995
--------------------------
Robert A. Fildes, Ph.D.

/s/ Thomas J. Marquez       Director                                 November 17, 1995
--------------------------
Thomas J. Marquez

/s/ James T. O'Brien        Director                                 November 17, 1995
--------------------------
James T. O'Brien

/s/ Selvi Vescovi           Director                                 November 17, 1995
--------------------------
Selvi Vescovi

                               INDEX TO EXHIBITS

                                                                    Sequentially
Exhibit Number                        Exhibit                      Numbered Page
--------------   ----------------------------------------------    -------------
[S]              [C]                                                [C]

      4.1        Carrington Laboratories, Inc. 1995 Stock Option
                 Plan.

      4.2 Form of Nonqualified Stock Option Agreement for employees.

      4.3 Form of Nonqualified Stock Option Agreement for nonemployee directors.

      5.1        Opinion of Thompson & Knight, P.C., regarding
                 1,500,000 shares of Common Stock.

      23.1 Consent of independent public accountants to incorporation of report by reference.

      23.2 Consent of counsel (included in the opinion of Thompson & Knight, P.C., filed herewith as Exhibit 5.1).

      24.1 Power of Attorney (included on the signature page of this Registration Statement).